Exhibit 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Kristen Greco	Joseph Calabrese
	Chief Financial Officer	Edelman	Financial Relations Board
	(972) 490-9600	(917) 344-4771	(212) 827-3772

ASHFORD PRIME ANNOUNCES REBRANDING TO BRAEMAR

HOTELS & RESORTS

Rebranding further enhances the Company’s strategy to focus exclusively on the luxury segment

New name is inspired by a castle stronghold in Scotland

DALLAS — April 23, 2018 — Braemar Hotels & Resorts, Inc. (NYSE: BHR) (“Braemar” or “the Company”), formerly Ashford Hospitality Prime, Inc. (NYSE: AHP), today announced that it will change its name from Ashford Hospitality Prime to Braemar Hotels & Resorts, trading under the New York Stock Exchange ticker symbol BHR, effective before the market opens on April 24, 2018.

Rebranding Ashford Hospitality Prime to Braemar Hotels & Resorts marks a key milestone in the Company’s strategy to focus exclusively on owning luxury hotels and resorts in order to capitalize on the long-term superior performance of that segment of the lodging industry. Since announcing the revised strategy in early 2017, the Company has made substantial progress in rationalizing its non-core portfolio and announced the acquisition of three world-class luxury hotels — The Hotel Yountville in Napa Valley, California, The Park Hyatt in Beaver Creek, Colorado, and The Ritz-Carlton in Sarasota, Florida. Currently, the Company has the highest portfolio RevPAR of any publicly traded lodging REIT, and thus has the highest quality hotel portfolio in the public markets.

“We are excited to introduce Braemar Hotels & Resorts to further reflect our strategy to focus exclusively on the luxury segment,” said Richard Stockton, President & Chief Executive Officer of Braemar. “This rebranding marks an important step to better differentiate ourselves as a high-RevPAR lodging REIT and aligns with our mission to continue to maximize shareholder value.”

The name “Braemar” pays homage to the Braemar Castle in Scotland and reinforces Braemar’s relationship with the Ashford group of companies, as the name “Ashford” was originally selected based on a castle in Ireland. Additionally, the Braemar Castle signifies luxury, strength and stability, which highlights the Company’s continued commitment to serve as the protector of capital for its shareholders and dedication to maximizing shareholder value.

Operating under the new stock ticker BHR, Braemar will continue to be externally-advised by Ashford Inc. (NYSE American: AINC) and will maintain the mutually beneficial relationship with the Ashford group of companies.

On April 24, 2018, the Company will be launching a new website at www.bhrreit.com. To learn more about Braemar Hotels & Resorts, visit www.bhrreit.com to watch a video of Richard Stockton, CEO, speak about the background to the rebranding initiative. Braemar will release its earnings release for the first quarter of 2018 after the market closes on Wednesday, May 2, 2018 and will host a conference call on Thursday, May 3, 2018 at 11:00 a.m. ET.

Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are subject to risks and uncertainties.  When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements.  Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control. These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation:  general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; our ability to successfully complete and integrate acquisitions, and manage our planned growth, and the degree and nature of our competition.  These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.  The forward-looking statements included in this press release are only made as of the date of this press release.  Investors should not place undue reliance on these forward-looking statements.  We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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